                                   COMPAQ COMPUTER CORPORATION
                      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                 SIX MONTHS         QUARTER
                                                                ENDED JUNE 30,   ENDED JUNE 30,
                                                              ----------------  ----------------
                                                                1998     1997     1998     1997
                                                              --------  ------  --------  ------
                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BASIC EARNINGS PER SHARE

Shares used in computing earnings per common share:
     Weighted average number of shares outstanding . . . . .    1,539    1,497    1,556    1,500
                                                              ========  ======  ========  ======

Earnings:
     Net income (loss) . . . . . . . . . . . . . . . . . . .  $(3,616)  $  671  $(3,632)  $  257
                                                              ========  ======  ========  ======

Basic earnings (loss) per common share . . . . . . . . . . .  $ (2.35)  $  .45  $ (2.33)  $  .17
                                                              ========  ======  ========  ======


DILUTED EARNINGS PER COMMON SHARE

Shares used in computing diluted earnings per common share:
     Weighted average number of shares outstanding . . . . .    1,539    1,497    1,556    1,500
     Incremental shares attributed to
           Outstanding options . . . . . . . . . . . . . . .        -       50        -       52
                                                              --------  ------  --------  ------
                                                                1,539    1,547    1,556    1,552
                                                              ========  ======  ========  ======

Earnings:
     Net income (loss) . . . . . . . . . . . . . . . . . . .  $(3,616)  $  671  $(3,632)  $  257
                                                              ========  ======  ========  ======

Diluted earnings (loss) per common share . . . . . . . . . .  $ (2.35)  $  .43  $ (2.33)  $  .17
                                                              ========  ======  ========  ======

See  accompanying  notes  to  consolidated  financial  data.


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